ANNUAL MEETING OF STOCKHOLDERS OF

BLONDER TONGUE LABORATORIES, INC.

May 20, 2009

     Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 20, 2009 The proxy statement and annual report to shareholders are available at: http://www.amstock.com/ProxyServices/ViewMaterials.asp?CoNumber=07796

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE
SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: x

1. Election of two Class II Directors to hold office until the 2012 Annual		2. Proposal to ratify the appointment of Marcum & Kliegman LLP
Meeting of Stockholders and until qualified successor directors have		as the independent registered public accountants for the fiscal
been elected or until their resignation or removal.		year ending December 31, 2009.

	NOMINEES:	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting and at any postponements or adjournments thereof.
FOR ALL NOMINEES	¡ Robert J. Pallé, Jr.
	¡ Gary P. Scharmett	This proxy when properly executed will be voted in the manner directed by the stockholder.
WITHHOLD AUTHORITY		If no direction is made on this Proxy Card, this Proxy will be voted FOR the election of all nominees to serve as Class II Directors and FOR proposal 2. On all other matters which
FOR ALL NOMINEES		may properly come before the meeting, the shares represented by this proxy will be voted by
FOR ALL EXCEPT		the Proxies in accordance with the instructions of the Board of Directors.
(See Instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here: l

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account my not be submitted via this method.                                                                                                                                                                                          ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are hold jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BLONDER TONGUE LABORATORIES, INC.
One Jake Brown Road
Old Bridge, NJ 08857

PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 20, 2009
      THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The Undersigned hereby appoints James A. Luksch and Robert J. Pallé, Jr., and either of them (with full power to act alone), as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on this Proxy Card, all shares of Common Stock of Blonder Tongue Laboratories, Inc. (the “Company”) held of record by the undersigned on the record date of March 31, 2009, at the Annual Meeting of Stockholders to be held on May 20, 2009 and at any postponements or adjournments thereof, all as in accordance with the Notice of Annual Meeting of Stockholders and Proxy Statement furnished with this Proxy.

(Continued and to be signed on the reverse side)